News Release

Contacts:       Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2018

Boston, MA, February 27, 2018 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.63 for the first quarter of fiscal 2018, an increase of 19 percent from $0.53 of earnings per diluted share in the first quarter of fiscal 2017 and a decrease of 9 percent from $0.69 of earnings per diluted share in the fourth quarter of fiscal 2017.

The Company reported adjusted earnings per diluted share(1) of $0.78 for the first quarter of fiscal 2018, an increase of 47 percent from $0.53 of adjusted earnings per diluted share in the first quarter of fiscal 2017 and an increase of 11 percent from $0.70 of adjusted earnings per diluted share in the fourth quarter of fiscal 2017. In the first quarter of fiscal 2018, adjusted earnings differed from earnings under U.S. generally accepted accounting principles (U.S. GAAP) by $0.15 per diluted share, primarily reflecting enactment of the Tax Cuts and Jobs Act (the Tax Act) and the adoption of new accounting guidance addressing the treatment of stock-based compensation plans. Adjusted earnings reflect the add back of the $21.7 million revaluation of the Company’s deferred tax assets and liabilities during the period relating to the reduction in the U.S. federal corporate income tax rate provided under the Tax Act, $3.0 million of tax expense recognized on the deemed repatriation of foreign earnings not previously subject to U.S. taxation, as required under the Tax Act, and $11.9 million of net excess tax benefit from stock-based compensation plans recognized from the exercise of employee stock options and vesting of restricted stock awards during the period. First quarter fiscal 2018 adjusted earnings also reflect the add back of a $6.5 million charge recognized upon the expiration of the Company’s option to acquire an additional 26 percent ownership interest in 49 percent-owned Hexavest, Inc. (Hexavest). Adjusted earnings per diluted share matched U.S. GAAP earnings per diluted share in the first quarter of fiscal 2017. In the fourth quarter of fiscal 2017, adjusted earnings differed from U.S. GAAP earnings by $0.01 per diluted share to reflect increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value.

Net gains and other investment income related to seed capital investments were negligible in the first quarters of fiscal 2018 and fiscal 2017 and contributed $0.01 to earnings per diluted share in the fourth quarter of fiscal 2017.

(1)Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature or otherwise outside the ordinary course of business. These adjustments may include the add back of adjustments made in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (non-controlling interest value adjustments) and, when applicable, other items such as closed-end fund structuring fees, special dividends, costs associated with retiring debt, tax settlements, tax impact of stock-based compensation shortfalls or windfalls and non-recurring charges for the effect of the U.S. tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Consolidated net inflows of $7.1 billion in the first quarter of fiscal 2018 represent a 7 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $7.8 billion and 9 percent annualized internal growth in managed assets in the first quarter of fiscal 2017 and net inflows of $8.0 billion and annualized internal growth in managed assets of 8 percent in the fourth quarter of fiscal 2017. On the basis of net contribution to management fee revenue, the Company’s annualized internal revenue growth rate was 5 percent in the first quarter of fiscal 2018, 7 percent in the first quarter of fiscal 2017 and 5 percent in the fourth quarter of fiscal 2017.

Consolidated assets under management were $449.2 billion on January 31, 2018, up 24 percent from $363.7 billion of consolidated managed assets on January 31, 2017 and up 6 percent from $422.3 billion of consolidated managed assets on October 31, 2017. The year-over-year increase in consolidated assets under management reflects net inflows of $37.1 billion and market price appreciation of $48.4 billion. The sequential quarterly increase in consolidated assets under management reflects net inflows of $7.1 billion and market price appreciation of $19.8 billion in the first quarter of fiscal 2018.

“While reported results were complicated by the effects of tax law changes and a newly adopted accounting standard, the first quarter of fiscal 2018 was another strong period of operating performance for Eaton Vance,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “We continue to realize broad-based organic growth across our business.”

Average consolidated assets under management were $433.5 billion in the first quarter of fiscal 2018, up 26 percent from $344.9 billion in the first quarter of fiscal 2017 and up 5 percent from $413.9 billion in the fourth quarter of fiscal 2017.

Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 33.7 basis points in the first quarter of fiscal 2018, down 4 percent from 35.1 basis points in the first quarter of fiscal 2017 and down 1 percent from 33.9 basis points in the fourth quarter of fiscal 2017. Changes in average management fee rates for the compared periods primarily reflect the ongoing shift in the Company’s mix of business toward lower-fee mandates.

Attachments 5 and 6 summarize the Company’s assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized effective management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $44.0 billion in the first quarter of fiscal 2018, down 2 percent from $44.9 billion in the first quarter of fiscal 2017 and down 1 percent from $44.6 billion in the fourth quarter of fiscal 2017.

Consolidated redemptions and other outflows were $36.9 billion in the first quarter of fiscal 2018, down 1 percent from $37.1 billion in the first quarter of fiscal 2017 and up 1 percent from $36.6 billion in the fourth quarter of fiscal 2017.

As of January 31, 2018, Hexavest managed $16.7 billion of client assets, up 16 percent from $14.5 billion of managed assets on January 31, 2017 and up 4 percent from the $16.0 billion of managed assets on October 31, 2017. Hexavest had net outflows of $0.4 billion in the first quarter of fiscal 2018 versus negligible net flows in the first quarter of fiscal 2017 and net inflows of $0.3 billion in the fourth quarter of fiscal 2017. Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance’s consolidated totals.

Financial Highlights
(in thousands, except per share figures)

	Three Months Ended
	January 31,	October 31,	January 31,
	2018	2017	2017
Revenue	$421,412	$405,673	$354,959
Expenses	285,612	267,302	249,523
Operating income	135,800	138,371	105,436
Operating margin	32.2%	34.1%	29.7%
Non-operating expense	(1,686)	(1,920)	(6,853)
Income taxes	(48,617)	(49,802)	(36,748)
Equity in net income of
affiliates, net of tax	3,014	2,897	2,506
Net income	88,511	89,546	64,341
Net income attributable to
non-controlling and other
beneficial interests	(10,455)	(7,462)	(3,630)
Net income attributable to
Eaton Vance Corp. shareholders	$78,056	$82,084	$60,711
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$96,521	$82,726	$60,638
Earnings per diluted share	$0.63	$0.69	$0.53
Adjusted earnings per diluted share	$0.78	$0.70	$0.53

First Quarter Fiscal 2018 vs. First Quarter Fiscal 2017

In the first quarter of fiscal 2018, revenue increased 19 percent to $421.4 million from $355.0 million in the first quarter of fiscal 2017. Management fees were up 20 percent, as a 26 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were -$0.5 million in the first quarter of fiscal 2018 versus $0.2 million in the first quarter of fiscal 2017. Distribution and service fee revenues collectively were up 7 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 14 percent to $285.6 million in the first quarter of fiscal 2018 from $249.5 million in the first quarter of fiscal 2017, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation expense reflects higher operating income-based bonus accruals, higher salaries and benefits associated with increases in headcount and higher stock-based compensation, partially offset by a decrease in sales-based bonus accruals. The increase in distribution expense reflects an increase in intermediary marketing support payments, primarily driven by higher average managed assets, and higher marketing and promotion costs. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses reflects increases in fund subsidies, higher sub-advisory fees paid and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses increased 14 percent, reflecting higher travel, communications, information technology, professional services, facilities and other corporate expenses.

Expenses in connection with the Company’s NextSharesTM exchange-traded managed funds (NextShares) initiative totaled $1.9 million in the first quarter of fiscal 2018 and $2.0 million in the first quarter of fiscal 2017.

Operating income increased 29 percent to $135.8 million in the first quarter of fiscal 2018 from $105.4 million in the first quarter of fiscal 2017. Operating margin increased to 32.2 percent in the first quarter of fiscal 2018 from 29.7 percent in the first quarter of fiscal 2017.

Non-operating expense totaled $1.7 million in the first quarter of fiscal 2018 versus $6.9 million in the first quarter of fiscal 2017. The year-over-year change reflects a $2.1 million increase in net gains and other investment income from the Company’s investments in sponsored products, a $1.6 million increase in income contribution from a consolidated warehouse-stage CLO entity that the Company began consolidating in the fourth quarter of fiscal 2017 and a $1.4 million decrease in interest expense. Net gains and other investment income in the first quarter of fiscal 2018 includes a $6.5 million charge to reflect the expiration during the period of the Company’s option to acquire an additional 26 percent ownership interest in Hexavest under the terms of the option agreement entered into when the Company acquired its Hexavest position in 2012. The decrease in interest expense primarily reflects the May 2017 retirement of $250 million aggregate principal amount of the Company’s 6.5 percent senior notes due October 2017 and the April 2017 issuance of $300 million in aggregate principal amount of 3.5 percent senior notes due April 2027.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 36.3 percent in the first quarter of fiscal 2018 and 37.3 percent in the first quarter of fiscal 2017. The Company’s effective tax rate for the first quarter of fiscal 2018 is further discussed under the “Taxation” section below.

Equity in net income of affiliates was $3.0 million in the first quarter of fiscal 2018 and $2.5 million in the first quarter of fiscal 2017. Equity in net income of affiliates in the first quarter of fiscal 2018 included $2.8 million from the Company’s investment in Hexavest and $0.2 million from the Company’s investment in a private equity partnership. Equity in net income of affiliates in the first quarter of fiscal 2017 included $2.4 million from the Company’s Hexavest investment and $0.1 million from the Company’s private equity partnership investment.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $10.5 million in the first quarter of fiscal 2018 and $3.6 million in the first quarter of fiscal 2017. The year-over-year change primarily reflects an increase in income earned by consolidated sponsored funds and a decrease in the Company’s ownership interest in certain consolidated sponsored funds.

First Quarter Fiscal 2018 vs. Fourth Quarter Fiscal 2017

In the first quarter of fiscal 2018, revenue increased 4 percent to $421.4 million from $405.7 million in the fourth quarter of fiscal 2017. Management fees were up 4 percent, as a 5 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were -$0.5 million in the first quarter of fiscal 2018 and -$0.3 million in the fourth quarter of fiscal 2017. Distribution and service fee revenues collectively were up 2 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 7 percent to $285.6 million in the first quarter of fiscal 2018 from $267.3 million in the fourth quarter of fiscal 2017. Increases in compensation, distribution expense, amortization of deferred sales commissions and fund-related expenses were partially offset by decreases in service fee expense and other operating expenses. The increase in compensation expense reflects higher stock-based compensation, higher sales-based incentive accruals driven by strong product sales, higher salaries and benefits driven by increased headcount and year-end compensation increases, and higher operating income-based accruals. The increase in distribution expense primarily reflects the reclassification of certain service fee expense amounts into distribution expense, an increase in intermediary marketing support payments, primarily driven by higher average managed assets, and higher marketing and promotion costs. The increase in amortization of deferred sales commissions primarily reflects higher private fund commission amortization, partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses reflects higher fund subsidies and increases in sub-advisory fees paid. The decrease in service fee expense primarily reflects the reclassification of certain service fee expense amounts into distribution expense, partially offset by higher average assets under management in fund share classes subject to service fee payments. Other operating expenses decreased 2 percent, primarily reflecting lower professional services and travel expenses.

Expenses in connection with the Company’s NextShares initiative totaled $1.9 million in the first quarter of fiscal 2018 and $1.7 million in the fourth quarter of fiscal 2017.

Operating income decreased 2 percent to $135.8 million in the first quarter of fiscal 2018 from $138.4 million in the fourth quarter of fiscal 2017. Operating margin decreased to 32.2 percent in the first quarter of fiscal 2018 from 34.1 percent in the fourth quarter of fiscal 2017.

Non-operating expense totaled $1.7 million in the first quarter of fiscal 2018 versus $1.9 million in the fourth quarter of fiscal 2017. The sequential change reflects a $1.6 million increase in income contribution from a consolidated warehouse-stage CLO entity that the Company began consolidating in the fourth quarter of fiscal 2017, partially offset by a $1.4 million decrease in net gains and other investment income from the Company’s investments in sponsored products. Net gains and other investment income in the first quarter of fiscal 2018 includes a $6.5 million charge to reflect the expiration during the period of the Company’s option to acquire an additional 26 percent ownership interest in Hexavest under the terms of the option agreement entered into when the Company acquired its Hexavest position in 2012.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 36.3 percent in the first quarter of fiscal 2018 and 36.5 percent in the fourth quarter of fiscal 2017. The Company’s effective tax rate for the first quarter of fiscal 2018 is further discussed under “Taxation” below.

Equity in net income of affiliates was $3.0 million in the first quarter of fiscal 2018 and $2.9 million in the fourth quarter of fiscal 2017. Equity in net income of affiliates in the first quarter of fiscal 2018 included $2.8 million from the Company’s investment in Hexavest and $0.2 million from the Company’s investment in a private equity partnership. In the fourth quarter of fiscal 2017, substantially all equity in net income of affiliates related to the Company’s Hexavest investment.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $10.5 million in the first quarter of fiscal 2018 and $7.5 million in the fourth quarter of fiscal 2017. The sequential change primarily reflects an increase in income earned by consolidated sponsored funds.

Taxation

On December 22, 2017, the Tax Act was signed into law in the U.S. Among other significant changes, the Tax Act reduced the statutory federal income tax rate for U.S. corporate taxpayers from a maximum of 35 percent to 21 percent and required the deemed repatriation of foreign earnings not previously subject to U.S. taxation. Because the lower federal income tax rate took effect two months into the Company’s fiscal year, a blended federal tax rate of 23.3 percent applies to the Company for fiscal 2018 (see table below). The Company estimates that its effective tax rate will be approximately 27.0 to 27.5 percent for the balance of fiscal 2018, and approximately 29.25 to 29.75 percent for fiscal 2018 as a whole. The Company’s actual tax rates in fiscal 2018 may vary from these estimates due to, among other things, changes in the Company’s tax policy interpretations and assumptions, as well as additional regulatory guidance that may be issued.

The Company’s income tax provision for the first quarter of fiscal 2018 includes a non-recurring charge of $24.7 million to reflect the estimated effect of the Tax Act. The non-recurring charge is based on current interpretation of the tax law changes, and includes $21.7 million from the revaluation of the Company’s deferred tax assets and liabilities, and $3.0 million for the deemed repatriation of foreign-sourced net earnings not previously subject to U.S. taxation. The increase in the Company’s effective tax rate for the first quarter of fiscal 2018 resulting from this charge was offset by an income tax benefit of $11.9 million related to the exercise of stock options and vesting of restricted stock during the period, and the net income attributable to redeemable non-controlling interests and other beneficial interests, which is not taxable to the Company. The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the first quarter of fiscal 2018:

Statutory U.S. federal income tax rate(2)	23.3%
State income taxes for current year, net of federal income tax benefits	4.3
Net income attributable to non-controlling and other beneficial interests	(1.8)
Other items	0.9
Operating effective income tax rate	26.7
Non-recurring impact of U.S. tax reform	18.4
Net excess tax benefits from stock-based compensation plans(3)	(8.8)
Effective income tax rate	36.3%

The Company continues to carefully evaluate the impact of the Tax Act, certain provisions of which will not take effect for the Company until fiscal 2019, including, but not limited to, the global intangible low-tax, foreign-derived intangible income and base erosion anti-abuse tax provisions.

Balance Sheet Information

As of January 31, 2018, the Company held cash and cash equivalents of $533.3 million and its investments included $207.5 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first quarter of fiscal 2018, the Company used $36.3 million to repurchase and retire approximately 0.7 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 5.4 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months ended January 31, 2018. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. First Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 6877337 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

(2)Statutory U.S. federal income tax rate is a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the reduction in the federal corporate income tax rate pursuant to the Tax Act. Based on current law, the Company’s fiscal 2019 statutory U.S. federal income tax rate will be 21 percent and the fiscal 2019 operating effective income tax rate is estimated to be approximately 25.0 to 25.5 percent.

(3)This amount reflects the impact of Accounting Standard Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2018	Q1 2018
	January 31,	October 31,	January 31,	vs.	vs.
	2018	2017	2017	Q4 2017	Q1 2017
Revenue:
Management fees	$366,367	$351,993	$304,653	4%	20%
Distribution and underwriter fees	20,493	19,785	18,959	4	8
Service fees	30,844	30,469	28,911	1	7
Other revenue	3,708	3,426	2,436	8	52
Total revenue	421,412	405,673	354,959	4	19
Expenses:
Compensation and related costs	155,048	141,012	135,135	10	15
Distribution expense	35,640	32,589	31,117	9	15
Service fee expense	28,562	29,135	26,927	(2)	6
Amortization of deferred sales commissions	4,277	4,177	3,854	2	11
Fund-related expenses	14,846	12,243	10,875	21	37
Other expenses	47,239	48,146	41,615	(2)	14
Total expenses	285,612	267,302	249,523	7	14
Operating income	135,800	138,371	105,436	(2)	29
Non-operating income (expense):
Gains and other investment income, net	2,598	3,984	494	(35)	426
Interest expense	(5,907)	(5,904)	(7,347)	-	(20)
Other income (expense) of consolidated
collateralized loan obligation (CLO) entity:
Gains and other investment income, net	1,717	-	-	NM	NM
Interest expense	(94)	-	-	NM	NM
Total non-operating expense	(1,686)	(1,920)	(6,853)	(12)	(75)

Income before income taxes and equity
in net income of affiliates	134,114	136,451	98,583	(2)	36
Income taxes	(48,617)	(49,802)	(36,748)	(2)	32
Equity in net income of affiliates, net of tax	3,014	2,897	2,506	4	20
Net income	88,511	89,546	64,341	(1)	38
Net income attributable to non-controlling
and other beneficial interests	(10,455)	(7,462)	(3,630)	40	188
Net income attributable to
Eaton Vance Corp. shareholders	$78,056	$82,084	$60,711	(5)	29

Earnings per share:
Basic	$0.68	$0.73	$0.55	(7)	24
Diluted	$0.63	$0.69	$0.53	(9)	19

Weighted average shares outstanding:
Basic	115,282	112,499	110,267	2	5
Diluted	123,941	118,823	114,671	4	8

Dividends declared per share	$0.31	$0.31	$0.28	-	11

				Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2018	Q1 2018
	January 31,	October 31,	January 31,	vs.	vs.
	2018	2017	2017	Q4 2017	Q1 2017

Net income attributable to Eaton Vance
Corp. shareholders	$78,056	$82,084	$60,711	(5)%	29%

Revaluation of deferred tax amounts(1)	21,653	-	-	NM	NM

Loss on write-off of Hexavest option, net of tax(2)	5,660	-	-	NM	NM

Repatriation of undistributed earnings of
foreign subsidiaries(3)	3,014	-	-	NM	NM

Net excess tax benefit from stock-based
compensation plans(4)	(11,862)	-	-	NM	NM

Non-controlling interest value adjustments	-	602	(73)	(100)	(100)

Closed-end fund structuring fees, net of tax(5)	-	40	-	(100)	NM

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$96,521	$82,726	$60,638	17	59

Earnings per diluted share	$0.63	$0.69	$0.53	(9)	19

Revaluation of deferred tax amounts	0.17	-	-	NM	NM

Loss on write-off of Hexavest option, net of tax	0.05	-	-	NM	NM

Repatriation of undistributed earnings of
foreign subsidiaries	0.02	-	-	NM	NM

Net excess tax benefit from stock-based
compensation plans	(0.09)	-	-	NM	NM

Non-controlling interest value adjustments	-	0.01	-	(100)	NM

Closed-end fund structuring fees, net of tax	-	-	-	NM	NM

Adjusted earnings per diluted share	$0.78	$0.70	$0.53	11	47

(1) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the Tax Act on December 22, 2017.
(2) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.
(3) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not previously subject to U.S. taxation.
(4) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.
(5) Reflects additional structuring fees paid in connection with the July 2017 initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust.

				Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended
				%	%
				Change	Change
				Q1 2018	Q1 2018
	January 31,	October 31,	January 31,	vs.	vs.
	2018	2017	2017	Q4 2017	Q1 2017

Consolidated sponsored funds	$6,300	$1,980	$(15)	218%	NM %

Majority-owned subsidiaries	4,155	4,880	3,718	(15)	12

Non-controlling interest value adjustments	-	602	(73)	(100)	(100)

Net income attributable to non-controlling
and other beneficial interests	$10,455	$7,462	$3,630	40	188

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,
	2018	2017
Assets

Cash and cash equivalents	$533,316	$610,555
Management fees and other receivables	213,477	200,453
Investments	1,029,738	898,192
Assets of consolidated CLO entity:
Cash	454	-
Bank loan investments	76,554	31,348
Other assets	5,183	-
Deferred sales commissions	39,908	36,423
Deferred income taxes	37,052	67,100
Equipment and leasehold improvements, net	49,692	48,989
Intangible assets, net	87,573	89,812
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	59,381	83,348
Total assets	$2,397,009	$2,330,901

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$79,016	$207,330
Accounts payable and accrued expenses	73,671	68,115
Dividend payable	44,411	44,634
Debt	619,052	618,843
Liabilities of consolidated CLO entity:
Line of credit	36,534	12,598
Other liabilities	25,283	-
Other liabilities	114,439	116,298
Total liabilities	992,406	1,067,818

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	304,449	250,823
Total temporary equity	304,449	250,823

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 120,070,801 and 118,077,872 shares, respectively	469	461
Additional paid-in capital	182,502	148,284
Notes receivable from stock option exercises	(10,518)	(11,112)
Accumulated other comprehensive loss	(34,694)	(47,474)
Retained earnings	961,492	921,235
Total Eaton Vance Corp. shareholders' equity	1,099,253	1,011,396
Non-redeemable non-controlling interests	901	864
Total permanent equity	1,100,154	1,012,260
Total liabilities, temporary equity and permanent equity	$2,397,009	$2,330,901

			Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2018	2017	2017
Equity assets – beginning of period(2)(3)	$113,472	$110,198	$89,981
Sales and other inflows	5,876	5,156	5,212
Redemptions/outflows	(5,320)	(5,511)	(5,855)
Net flows	556	(355)	(643)
Assets acquired(4)	-	-	5,704
Exchanges	3	2	44
Market value change	8,564	3,627	4,452
Equity assets – end of period	$122,595	$113,472	$99,538
Fixed income assets – beginning of period(3)(5)	70,797	68,708	60,607
Sales and other inflows(6)	6,327	5,256	5,692
Redemptions/outflows	(3,937)	(3,131)	(4,338)
Net flows	2,390	2,125	1,354
Assets acquired(4)	-	-	4,170
Exchanges	18	8	(107)
Market value change	(542)	(44)	(888)
Fixed income assets – end of period	$72,663	$70,797	$65,136
Floating-rate income assets – beginning of period(3)	38,819	38,754	32,107
Sales and other inflows	2,274	2,348	4,970
Redemptions/outflows	(1,655)	(1,927)	(3,306)
Net flows	619	421	1,664
Exchanges	(3)	(10)	120
Market value change	358	(346)	160
Floating-rate income assets – end of period	$39,793	$38,819	$34,051
Alternative assets – beginning of period(3)	12,637	11,877	10,687
Sales and other inflows	1,714	2,384	1,098
Redemptions/outflows	(1,034)	(1,716)	(940)
Net flows	680	668	158
Exchanges	(6)	3	(2)
Market value change	(63)	89	(68)
Alternative assets – end of period	$13,248	$12,637	$10,775
Portfolio implementation assets – beginning of period	99,615	93,285	71,426
Sales and other inflows	5,108	5,199	6,485
Redemptions/outflows	(3,755)	(3,178)	(3,086)
Net flows	1,353	2,021	3,399
Exchanges	(16)	-	-
Market value change	9,490	4,309	5,304
Portfolio implementation assets – end of period	$110,442	$99,615	$80,129
Exposure management assets – beginning of period	86,976	82,763	71,572
Sales and other inflows	22,652	24,239	21,456
Redemptions/outflows	(21,155)	(21,161)	(19,580)
Net flows	1,497	3,078	1,876
Market value change	2,015	1,135	662
Exposure management assets – end of period	$90,488	$86,976	$74,110
Total assets under management – beginning of period	422,316	405,585	336,380
Sales and other inflows(6)	43,951	44,582	44,913
Redemptions/outflows	(36,856)	(36,624)	(37,105)
Net flows	7,095	7,958	7,808
Assets acquired(4)	-	-	9,874
Exchanges	(4)	3	55
Market value change	19,822	8,770	9,622
Total assets under management – end of period	$449,229	$422,316	$363,739

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes balanced and multi-asset mandates.
(3) In the second quarter of fiscal 2017, the Company reclassified certain managed assets and flows among investment mandates. Prior period amounts have been revised for comparability purposes. The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.
(4) Represents managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016. Equity assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Portfolio, sub-advised by Atlanta Capital and previously included in the Company’s consolidated assets under management.
(5) Includes cash management mandates.
(6) Includes $0.8 million of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

			Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2018	2017	2017
Fund assets – beginning of period(2)	$156,853	$152,734	$125,722
Sales and other inflows	10,516	10,303	10,969
Redemptions/outflows	(8,814)	(8,404)	(9,404)
Net flows	1,702	1,899	1,565
Assets acquired(3)	-	-	9,821
Exchanges(4)	(4)	10	2,115
Market value change	6,003	2,210	2,579
Fund assets – end of period	$164,554	$156,853	$141,802
Institutional separate accounts – beginning of period	159,986	154,253	136,451
Sales and other inflows(5)	25,681	26,615	24,633
Redemptions/outflows	(23,334)	(24,112)	(23,449)
Net flows	2,347	2,503	1,184
Assets acquired(3)	-	-	40
Exchanges(4)	80	(8)	(2,055)
Market value change	6,993	3,238	3,689
Institutional separate accounts – end of period	$169,406	$159,986	$139,309
High-net-worth separate accounts – beginning of period	39,715	36,439	25,806
Sales and other inflows	2,063	3,138	4,563
Redemptions/outflows	(1,461)	(1,477)	(1,609)
Net flows	602	1,661	2,954
Exchanges	(37)	7	14
Market value change	3,413	1,608	1,740
High-net-worth separate accounts – end of period	$43,693	$39,715	$30,514
Retail managed accounts – beginning of period	65,762	62,159	48,401
Sales and other inflows	5,691	4,526	4,748
Redemptions/outflows	(3,247)	(2,631)	(2,643)
Net flows	2,444	1,895	2,105
Assets acquired(3)	-	-	13
Exchanges	(43)	(6)	(19)
Market value change	3,413	1,714	1,614
Retail managed accounts – end of period	$71,576	$65,762	$52,114
Total assets under management – beginning of period	422,316	405,585	336,380
Sales and other inflows(5)	43,951	44,582	44,913
Redemptions/outflows	(36,856)	(36,624)	(37,105)
Net flows	7,095	7,958	7,808
Assets acquired(3)	-	-	9,874
Exchanges	(4)	3	55
Market value change	19,822	8,770	9,622
Total assets under management – end of period	$449,229	$422,316	$363,739

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes assets in cash management funds.
(3) Represents managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016. Fund assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Portfolio, which was sub-advised by Atlanta Capital prior to the acquisition and previously included in the Company’s consolidated managed assets as institutional separate accounts.

(4) Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Portfolio, sub-advised by Atlanta Capital and previously included in the Company's consolidated institutional separate accounts.

(5) Includes $0.8 million of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2018	2017	Change	2017	Change
Equity(2)(3)	$122,595	$113,472	8%	$99,538	23%
Fixed income(3)(4)	72,663	70,797	3%	65,136	12%
Floating-rate income(3)	39,793	38,819	3%	34,051	17%
Alternative(3)	13,248	12,637	5%	10,775	23%
Portfolio implementation	110,442	99,615	11%	80,129	38%
Exposure management	90,488	86,976	4%	74,110	22%
Total	$449,229	$422,316	6%	$363,739	24%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes balanced and multi-asset mandates.
(3) In the second quarter of fiscal 2017, the Company reclassified certain managed assets among investment mandates. Prior period amounts have been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.
(4) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2018	2017	Change	2017	Change
Open-end funds(2)	$101,956	$97,601	4%	$89,127	14%
Closed-end funds(3)	25,424	24,816	2%	23,796	7%
Private funds(4)	37,174	34,436	8%	28,879	29%
Institutional separate accounts	169,406	159,986	6%	139,309	22%
High-net-worth separate accounts	43,693	39,715	10%	30,514	43%
Retail managed accounts	71,576	65,762	9%	52,114	37%
Total	$449,229	$422,316	6%	$363,739	24%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes assets in NextShares funds.
(3) Includes unit investment trusts.
(4) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2018	2017	Change	2017	Change
Eaton Vance Management(2)(3)	$171,788	$164,257	5%	$148,562	16%
Parametric(3)	241,653	224,941	7%	185,770	30%
Atlanta Capital(3)(4)	24,156	22,379	8%	19,542	24%
Calvert(4)	11,632	10,739	8%	9,865	18%
Total	$449,229	$422,316	6%	$363,739	24%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest Inc., which are not included in the table above.
(2) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(3) In the second quarter of fiscal 2017, the Company reclassified certain managed assets among investment affiliates. Prior period amounts have been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.

(4) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Portfolio, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert, including assets sub-advised by other Eaton Vance affiliates, were $14.0 billion, $12.9 billion and $11.9 billion as of January 31, 2018, October 31, 2017 and January 31, 2017, respectively.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)
(in basis points on average managed assets)

	Three Months Ended
				%	%
				Change	Change
				Q1 2018	Q1 2018
	January 31,	October 31,	January 31,	vs.	vs.
	2018	2017	2017	Q4 2017	Q1 2017
Equity(3)	60.4	60.7	62.8	0%	-4%
Fixed income(3)	36.6	37.1	38.9	-1%	-6%
Floating-rate income(3)	51.4	51.5	52.0	0%	-1%
Alternative(3)	67.8	64.2	62.9	6%	8%
Portfolio implementation	15.0	14.8	14.6	1%	3%
Exposure management	5.0	5.3	5.2	-6%	-4%
Consolidated average
annualized fee rates	33.7	33.9	35.1	-1%	-4%

(1) Excludes performance-based fees, which were -$0.5 million, -$0.3 million and $0.2 million for the three months ended January 31, 2018, October 31, 2017 and
January 31, 2017, respectively.
(2) In the second quarter of fiscal 2017, the Company modified its methodology for calculating average annualized management fee rates for quarterly periods to remove the effect of variations in the number of days in a given quarter. Prior period amounts have been revised for comparability purposes.
(3) In the second quarter of fiscal 2017, the Company reclassified among investment mandates certain managed assets. Prior period amounts have been revised for comparability purposes.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2018	2017	2017
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$182	$151	$231
Sales and other inflows	5	30	20
Redemptions/outflows	(6)	(3)	(8)
Net flows	(1)	27	12
Market value change	12	4	12
Eaton Vance sponsored funds – end of period	$193	$182	$255
Eaton Vance distributed separate accounts –
beginning of period(2)	$3,092	$2,655	$2,492
Sales and other inflows	78	399	149
Redemptions/outflows	(115)	(17)	(54)
Net flows	(37)	382	95
Market value change	209	55	79
Eaton Vance distributed separate accounts – end of period	$3,264	$3,092	$2,666
Total Eaton Vance distributed – beginning of period	$3,274	$2,806	$2,723
Sales and other inflows	83	429	169
Redemptions/outflows	(121)	(20)	(62)
Net flows	(38)	409	107
Market value change	221	59	91
Total Eaton Vance distributed – end of period	$3,457	$3,274	$2,921
Hexavest directly distributed – beginning of period(3)	$12,748	$12,638	$11,021
Sales and other inflows	165	290	327
Redemptions/outflows	(500)	(393)	(404)
Net flows	(335)	(103)	(77)
Market value change	858	213	594
Hexavest directly distributed – end of period	$13,271	$12,748	$11,538
Total Hexavest managed assets – beginning of period	$16,022	$15,444	$13,744
Sales and other inflows	248	719	496
Redemptions/outflows	(621)	(413)	(466)
Net flows	(373)	306	30
Market value change	1,079	272	685
Total Hexavest managed assets – end of period	$16,728	$16,022	$14,459

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.